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EXHIBIT 10 (b)

FIFTH AMENDMENT AND LIMITED WAIVER TO TRANSFER AND
ADMINISTRATION AGREEMENT

    FIFTH AMENDMENT AND LIMITED WAIVER TO TRANSFER AND ADMINISTRATION AGREEMENT (this "Amendment"), dated as of November 12, 2001, to the Amended and Restated Transfer and Administration Agreement, dated as of April 4, 2000 (the "Agreement"), among ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company"), K2 FUNDING, INC., a Delaware corporation, as the transferor (the "Transferor"), K2 INC., a Delaware corporation ("K2 Inc.") as the master servicer (the "Master Servicer") and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association ("Bank of America"), as agent for the Company and the Bank Investors (in such capacity, the "Agent"), as Administrative Agent and as a Bank Investor.

PRELIMINARY STATEMENTS

    WHEREAS, the Company, the Transferor, the Master Servicer and the Agent have entered into the Agreement;

    WHEREAS, the Transferor and the Master Servicer have requested that the Agreement be amended and waived in the manner set forth below; and

    WHEREAS, the Company and the Agent have agreed, subject to the terms and conditions of this Amendment, to waive and amend certain provisions of the Agreement as hereinafter set forth.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the parties hereby agree as follows:

    1. Definitions.  Except as otherwise stated herein, capitalized terms not defined herein shall have the respective meanings assigned to them in the Agreement.

    2. Amendments to the Agreement.

    Subject to the satisfaction of the conditions to effectiveness set forth in Section 5 hereof, the Company and the Agent hereby agree to the following amendments to the Agreement:

      (a)  Section 1.1 of the Agreement is hereby amended by deleting the following defined terms therein: "CD Rate", "CD Tranche", "CD Tranche Period" and "Certificate of Deposit Rate."

      (b)  Section 1.1 of the Agreement is hereby amended by deleting the value "2.00%" appearing in the defined term "Eurodollar Rate" and replacing it with the value "2.50%".

      (c)  Section 1.1 of the Agreement is hereby amended by deleting the phrase ", a CD Tranche Period" from the definition of "Tranche Period" therein.

      (d)  Section 1.1 of the Agreement is hereby amended by deleting the phrase ", the CD Rate" from the defined term "Tranche Rate" therein.

      (e)  Section 1.1 of the Agreement is hereby amended by deleting the date "November 12, 2001" from the defined term "Commitment Termination Date" and replacing it with the date "November 15, 2001".

      (f)  Section 1.1 of the Agreement is hereby amended by deleting clause (v) of the defined term "Termination Date" and replacing it with the following:

        "(v) the then current Commitment Termination Date, subject to extension upon consent of all of the parties hereto."

      (g)  Each of Section 2.3(a) and Section 2.3(c) of the Agreement is hereby amended by deleting the phrase ", the CD Rate" therefrom.

      (h)  Section 2.3(d) of the Agreement is hereby amended to read in its entirety as follows:

        "(d)  On and after a Termination Event; Transferred Interest Held on Behalf of the Bank Investors. Subject to the proviso to Section 7.1(a), at all times on and after a Termination Event, with respect to any portion of the Transferred Interest held by the Agent on behalf of the Bank Investors, the Tranche Rate shall be the Base Rate plus 2.00%."

      (i)  Section 2.5(b) of the Agreement is hereby amended by deleting the phrase "CD Tranche," therefrom.

      (j)  Section 7.1(d) of the Agreement is hereby amended to read in its entirety as follows:

        "(d)  failure of the Master Servicer or the Transferor or any Subsidiary of the Master Servicer or the Transferor to pay when due any amounts due under any agreement to which such Person is a party and under which any Indebtedness greater than $10,000, in the case of the Transferor or any Subsidiary of the Transferor, or $5,000,000 million, in the case of the Master Servicer or any Subsidiary of the Master Servicer (other than the Transferor) is governed; or the default by the Transferor, the Master Servicer or any Subsidiary of the Transferor or the Master Servicer in the performance of any term, provision or condition contained in any agreement to which any such Person is a party and under which any Indebtedness owing by the Transferor, the Master Servicer or any Subsidiary of the Transferor or the Master Servicer greater than such respective amounts was created or is governed, regardless of whether such event is an "event of default" or "default" under any such agreement if the effect of such default is to cause, or to permit the holder of such Indebtedness to cause, such Indebtedness to become due and payable prior to its stated maturity; or any Indebtedness owing by the Transferor, the Master Servicer or any Subsidiary of the Transferor or the Master Servicer greater than such respective amounts shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof;"

      (k)  Section 10.3(c) of the Agreement is hereby amended to read in its entirety as follows:

        "(c) If an extension of the Commitment Termination Date is sought, the Transferor shall make a written request to the Agent to extend the Commitment Termination Date no later than 60 days prior to the then-scheduled Commitment Termination Date. The Company and the Bank Investors shall determine, in their sole discretion, whether to extend the Commitment Termination Date and shall provide notice of their determination no later than 30 days prior to the then-scheduled Commitment Termination Date; provided, however, if the Company or any Bank Investor fails to notify the Transferor of its determination, the Transferor's request shall be deemed to be rejected."

    3. Limited Waivers to the Agreement.

    (a)  Subject to the satisfaction of the conditions to effectiveness set forth in Section 5 hereof, the Company, the Agent and the Bank Investors hereby agree to waive, during (and only during) the period from and including November 13, 2001 to and including November 15, 2001 (the "Waiver Period"), the following provisions of the Agreement:

      (i)  the requirement that the Leverage Ratio, as set forth in Section II of Exhibit M of the Agreement, not exceed 3.00 to 1 at September 30, 2001; and

      (ii)  the requirement that the Interest Coverage Ratio, as set forth in Section III of Exhibit M of the Agreement, not exceed 3.50 to 1.00 at any time.

    (b)  The waivers granted herein shall be limited as provided in Section 3(a) hereof and (i) shall not constitute a waiver of compliance with any other term or condition in the Agreement and (ii) shall not constitute a waiver of compliance with the provisions of the Leverage Ratio or the Interest Coverage Ratio during the Waiver Period at any time on or after 12:01 AM (New York City time) on November 16, 2001.

    4. Representations and Warranties. To induce the Company and the Agent to enter into this Amendment, the Transferor and the Master Servicer each makes the following representations and warranties (which representations and warranties shall survive the execution and delivery of this Amendment) as of the date hereof, after giving effect to the amendments set forth herein:

      (a)  it has the power, authority and legal right to make and deliver this Amendment and to perform its obligations under the Agreement, as amended by this Amendment, without any notice, consent, approval or authorization not already obtained, and that it has taken all necessary action to authorize the same.

      (b)  the making and delivery of this Amendment and the performance of the Agreement, as amended by this Amendment, do not violate any provision of law or any regulation, or its charter or by-laws, or result in the breach of or constitute a default under or require any consent under any indenture or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected. The Agreement, as amended by this Amendment, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally.

      (c)  the representations and warranties made by it contained in any Transaction Document are true and correct on and as of the date of this Amendment and after giving effect hereto.

      (d)  no Termination Event or Potential Termination Event has occurred and is continuing under the Agreement after giving effect to this Amendment.

    5. Effectiveness. This Amendment shall become effective as of the date hereof, upon the receipt by the Agent of:

      (a)  an executed counterpart of this Amendment from each party hereto; and

      (b)  the payment of the fees and expenses of counsel to the Agent.

    6. Reference to and Effect on the Transaction Documents. Each reference in the Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in any other Transaction Document to "the Transfer and Administration Agreement", "thereunder", "thereof" or words of like import, referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

    7. Agreement and all other Transaction Documents in Full Force and Effect. Except as specifically amended hereby, each Transaction Document and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Company, any Bank Investor or the Agent under any Transaction Document, nor constitute a waiver of any provision of any Transaction Document.

    8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute a single instrument with the same effect as if the signatures thereto and hereto were upon the same instrument.

    9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

    IN WITNESS WHEREOF, the Company, the Transferor the Master Servicer and the Agent have caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.

K2 FUNDING, INC., as Transferor
By:	Name: Title:
K2 INC., as Master Servicer
By:	Name: Title:
ENTERPRISE FUNDING CORPORATION, as the Company
By:	Name: Title:
BANK OF AMERICA, NATIONAL ASSOCIATION, as Agent and as Bank Investor
By:	Name: Title:

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  EXHIBIT 10 (b)
FIFTH AMENDMENT AND LIMITED WAIVER TO TRANSFER AND ADMINISTRATION AGREEMENT